EXECUTION

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”) entered into as of the 1st day of June, 2007, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “Lehman Holdings”) and NATIONAL CITY MORTGAGE CO., an Ohio corporation (referred to herein as the “Company” or the “Servicer”), and acknowledged by AURORA LOAN SERVICES LLC, a Delaware limited liability company, as Master Servicer under the Trust Agreement (as defined herein), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Trust Agreement (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (“Lehman Brothers Bank”) acquired certain conventional, residential, fixed rate, first lien mortgage loans from the Servicer pursuant to an Amended and Restated Flow Mortgage Loan Purchase, Warranties and Servicing Agreement dated as of May 1, 2007 (for Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2007-FLOW) (the “SWSA”).

WHEREAS, pursuant to an assignment and assumption agreement dated as of June 1, 2007 (the “Assignment and Assumption Agreement”) and annexed hereto as Exhibit C, Lehman Brothers Bank has assigned all of its rights, title and interest in these mortgage loans as identified on Exhibit E hereto (the “Serviced Mortgage Loans”) as well as all of its rights and obligations as purchaser under the SWSA to the Seller, and the Seller has accepted such assignment.

WHEREAS, the Seller has conveyed the Serviced Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO” or the “Depositor”), pursuant to a mortgage loan sale and assignment agreement dated as of June 1, 2007 (the “Mortgage Loan Sale and Assignment Agreement”), and SASCO in turn has conveyed the Serviced Mortgage Loans to the Trustee pursuant to a trust agreement, dated as of June 1, 2007 (the “Trust Agreement”), among the Trustee, Aurora Loan Services LLC, as master servicer (“Aurora”, and together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”) and the Depositor.

WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2. Custodianship. The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Serviced Mortgage Files for the Trustee pursuant to the Custodial Agreement dated as of June 1, 2007, by and between U.S. Bank National Association and the Trustee.

3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 4.05 and Section 5.01 of the SWSA, the remittance on July 18, 2007 to the Trust Fund is to include principal due after June 1, 2007 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) Section 6.01 of the SWSA.

5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the LMT 2007-6 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as Lehman Brothers Bank under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article XI of the SWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of Lehman Brothers Bank under the SWSA and in connection with the performance of the Master Servicer’s duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by the Servicer in Section 4.01 of the SWSA) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

2

All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Jerald W. Dreyer
Telephone: (720) 945-3481
Telecopier: (720) 945-3123

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
                            Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-6

All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

U.S. Bank National Association
One Federal Street, Third Floor
Boston, Massachusetts 02110
Attention: Structured Finance Department, LMT 2007-6

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Leslee Gelber
Telephone: (212) 526-5861
E-mail: lgelber@lehman.com

All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

3

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by U.S. Bank National Association (i) it is executed and delivered by such party, not in its individual capacity but solely as Trustee under the Trust Agreement dated as of June 1, 2007, among the Depositor, the Trustee, and any other party named therein in the exercise of the powers and authority conferred to and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust Fund is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only the Trust Fund, and (iii) under no circumstances shall the Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any related document.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

11. Termination. Upon the termination of the Trust Fund pursuant to Article VII of the Trust Agreement, this Agreement shall terminate, and thereafter, the Mortgage Loans shall be serviced in accordance with the terms of the SWSA. In the event that the SWSA was terminated prior to the termination of the Trust Fund, the Servicer and the Master Servicer shall enter into a replacement servicing agreement with respect to the Mortgage Loans, which agreement shall be similar to the SWSA in all material respects. In the event that the Master Servicer and the Servicer fail to enter into a replacement servicing agreement promptly after the termination of the Trust Fund, the Master Servicer may transfer the servicing of the Mortgage Loans to a third party servicer at its sole discretion; provided that the Mortgage Loans shall be serviced in accordance with the terms of this Agreement until such time the servicing of the Mortgage Loans has been transferred to such third-party servicer.

4

Executed as of the day and year first above written.

LEHMAN BROTHER HOLDINGS INC.,
as Seller

By:  /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Authorized Signatory

NATIONAL CITY MORTGAGE CO.,
as Servicer

By:  /s/ Mary Beth Criswell
Name: Mary Beth Criswell
Title: Vice President

Acknowledged:

AURORA LOAN SERVICES LLC,
as Master Servicer

By:  /s/ Linda A. Sherman
Name: Linda A. Sherman
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By: /s/ David Duclos
Name: David Duclos
Title: Vice President

EXHIBIT A

Modifications to the SWSA

1.
Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Agency Transfer, Whole Loan Transfers, Securitization Transactions and Reconstitution, and (iv) Assignments of Mortgage (except for Section 12.11 thereof), shall be disregarded for purposes relating to this Agreement. Except as otherwise referred to herein, the exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2.	The definition of “Business Day” is hereby amended in its entirety to read as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York, the State of Maryland and the State of Minnesota are authorized or obligated by law or executive order to be closed.

3.	The definition of “Closing Date” is hereby amended in its entirety to read as follows:

Closing Date: June 29, 2007.

4.	The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

Custodial Agreement: The custodial agreement dated as of June 1, 2007, by and between the Custodian and the Trustee.

5.	The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

Custodian: U.S. Bank National Association and any of its successors and assigns.

6.	The definition of “Eligible Investments” in Article I is hereby amended in its entirety to read as follows:

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time, provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

7.	The definition of “GNMA” is hereby added to Article I to immediately follow the definition of “Freddie Mac Guides”:

GNMA: The Government National Mortgage Association, or any successor thereto.

8.	The definition of “Monthly Advance” in Article I is hereby amended in its entirety to read as follows:

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any BPO and any other information or reports obtained by the Servicer which may support such determinations.

9.	The definition of “Mortgage Loan” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan: An individual servicing retained Mortgage Loan which is subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

10.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans, which Mortgage Loan Schedule is attached as Exhibit J to this Agreement.

11.	The definition of “Prepayment Interest Shortfall Amount” in Article I is hereby amended in its entirety to read as follows:

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

12.	The definition of “Qualified Depository” in Article I is hereby amended in its entirety to read as follows:

Qualified Depository: Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” by Standard & Poor’s if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the deposits are to be held in the account for more than 30 days, but no more than 365 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.

13.	The definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d) provide that the Servicer’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

14.	The definition of “Servicing Fee” in Article I is hereby amended in its entirety to read as follows:

Servicing Fee: An amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

15.	The definition of “Servicing Officer” is hereby added to Article I to immediately follow the definition of “Servicing File”, to read as follows:

Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Trust Fund upon request, as such list may from time to time be amended.

16.	The parties acknowledge that the third paragraph of Section 2.02 shall be inapplicable to this Agreement.

17.	The parties acknowledge that Section 2.03 (Custodial Agreement; Delivery of Documents) shall be superseded by the provisions of the applicable Custodial Agreement.

18.
Section 4.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby”.

19.	Section 4.01(f) (Ability to Perform) is hereby amended by deleting the second and third sentences thereof.

20.
Section 4.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement”.

21.
Section 4.01 (i) (Selection Process), Section 4.01 (j) (Pool Characteristics), Section 4.01 (l) (Sale Treatment), Section 4.01 (n) (No Broker’s Fees’), Section 4.01 (o) (Origination) and Section 4.01(q) (Fair Consideration) shall be inapplicable to this Agreement.

22.	Section 4.03 (Remedies for Breach of Representations and Warranties) is hereby amended in its entirety to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 4.01 (a) through (h), (k), (m), (p) and (r) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days (or in the case of any breach of a representation or warranty set forth in Section 2 of the Regulation AB Compliance Addendum set forth in Exhibit I, five (5) days) of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 4.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Master Servicer with the prior consent and approval of the Trustee (if its approval is required under the Trust Agreement. Such assignment shall be made in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 4.03 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

23.
Section 4.04 (Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC) is hereby amended by adding the following sentence at the end of the first paragraph of Subsection (d) thereof:

Notwithstanding the foregoing, no Opinion of Counsel shall be required for any modification of a Mortgage Loan pursuant to Section 5.01.

24.	Section 5.01 (Company to Act as Servicer) is hereby amended as follows:

(i) by deleting the first, second and third sentences of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund on an aggregate basis, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, reasonably forseeable, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of such modification, the Company shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances pursuant to Section 6.03 to the extent of such new Monthly Payment.

(ii) by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Company shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

25.	Section 5.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(i) the words “National City Mortgage Co., in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group 2007-FLOW” in the fourth, fifth and sixth lines of the first sentence of the first paragraph shall be replaced by the following words:

“National City Mortgage Co. in trust for the LMT 2007-6 Trust Fund”;

(ii) by inserting the words “and the Master Servicer within 30 days of the Closing Date” after the words “furnished to the Purchaser” in the second to last line of the first paragraph;

(iii) by amending clause (xi) to read as follows:

(xi)	the amount of any Prepayment Interest Shortfall Amount paid out of the Servicer’s own funds without any right to reimbursement therefor;

(iv) by replacing the words “on a daily basis within one Business Day of receipt” in the second paragraph with “within two (2) Business Days after receipt”.

26.	Section 5.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the last five lines of clause (ii) with the following:

Servicer’s right thereto shall be prior to the rights of the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

27.	Section 5.06 (Establishment of and Deposits to Escrow Account) is hereby amended as follows:

(i) by deleting the words “National City Mortgage Co., in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group 2007-FLOW” in the fourth , fifth and sixth lines of the first sentence of the first paragraph, and replacing it with the following words:

“National City Mortgage Co. in trust for the LMT 2007-6 Trust Fund”.

(ii) by inserting the words “and the Master Servicer within 30 days of the Closing Date” after the words “furnished to the Purchaser” in the second to last line of the first paragraph;

(iii) by replacing the words “on a daily basis within one Business Day of receipt” in the second paragraph with “within two (2) Business Days after receipt”.

28.	Section 5.09 (Protection of Accounts) is hereby amended by adding the following sentence to the end of the first paragraph thereof:

Notwithstanding the foregoing, in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Qualified Depository, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to a Qualified Depository within 30 days.

29.
Section 5.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the reference to “one year” in the seventh line of the second paragraph thereof with “three years” and (ii) adding two new paragraphs after the second paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(iii) deleting the first sentence of the third paragraph thereof, (iv) replacing the words “one” and “sentence” with “three” and “paragraph”, respectively, in the fifth line of the third paragraph thereof, and (v) replacing the word “advances” in the fourth line of the seventh paragraph thereof with “Monthly Advances”;

(vi) by adding the following to the end of such Section:

Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

30.	Section 5.19 (Notification of Adjustments) shall be inapplicable to this Agreement.

31.	Section 6.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
                            Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-6

32.	Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

Section 6.02 Statements to Master Servicer.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in a format (mutually agreed to between the Servicer and the Master Servicer) similar to the format set forth in Exhibit E-1 hereto and a monthly defaulted loan report in a format (mutually agreed to between the Servicer and the Master Servicer) similar to the format set forth in Exhibit E-2 hereto relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

The Servicer shall promptly notify the Trustee, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit K to this Agreement.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the Master Servicer and the Depositor pursuant to the preceding sentence, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 2(a) of the Regulation AB Compliance Addendum set forth in Exhibit I or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Trustee, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Subservicer, Subcontractor or vendor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between the Servicer and other transaction parties.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Trustee, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

33.	A new Section 7.06 (Reporting Requirements of the Commission and Indemnification) is hereby added by adding the following paragraphs after Section 7.05:

Section 7.06 Reporting Requirements of the Commission and Indemnification

Notwithstanding any other provision of this Agreement, the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”) and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided, that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor in its sole discretion and its counsel to be necessary or advisable to comply with any SEC Rules.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, their respective officers and directors and each person, if any, who controls the Depositor or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

34.	Section 9.01 (Indemnification; Third Party Claims) is hereby amended by deleting Subsection (a) and replacing it with the following:

The Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Depositor and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement (including, but not limited to its obligation to provide the certification pursuant to Section 5 of the Regulation AB Compliance Addendum set forth in Exhibit I) or for any inaccurate or misleading information provided in the certification required pursuant to Section 5 of the Regulation AB Compliance Addendum set forth in Exhibit I. The Servicer immediately shall notify the Seller, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with such claim. The Servicer shall provide the Trustee (with a copy to the Master Servicer) with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 9.01, and the Trustee (after consultation with the Master Servicer) from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

35.	Section 10.01 (Events of Default) is hereby amended by:

(a)	changing any reference to “Purchaser” to “Master Servicer”

(b)	changing the reference to “one Business Day” to “two Business Days” in clause (i);

(c)	amending and restating clause (vii) in its entirety to read as follows;

(vii) the Servicer at any time is not either a Fannie Mae or Freddie Mac approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of the Servicer under this Agreement and replaced the Servicer with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval;

(d)	adding the words “within the applicable cure period” after the word “remedied” in the second line of the second paragraph;

(e)	adding the following as clauses (x), (xi) and (xii) thereof:

(x) if (a) any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by the Trust Fund due to a reason attributable to the Seller or (b) the Seller’s residential primary servicer rating for servicing of mortgage loans of the same type as the Mortgage Loans issued by any of the Rating Agencies is reduced below its rating in effect on the related Closing Date or withdrawn;

(xi) any failure by the Servicer (including any Subservicer, any Subcontractor or any Third-Party Originator) to fulfill delivery obligations as described in Section 7(b)(i) and Section 7(b)(ii) of the Regulation AB Compliance Addendum set forth in Exhibit I; or

(xii) except with respect to those items listed in clause (x) above, any failure by the Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any other information, data or materials required to be provided hereunder, including any items required to be included in any Exchange Act report.

36.	Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer with the prior written consent of the Trustee”.

37.	Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first second of Section 11.01:

(ii)
the exercise of the Master Servicer’s right pursuant to Section 10.01 to terminate this Agreement upon an Event of Default, provided such termination is also acceptable to the Trustee and the Rating Agencies.

At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Section 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

38.	The first paragraph of Section 11.02 (Termination Without Cause) is hereby amended by replacing all references to “Purchaser” with “Seller.”

39.	Section 12.01 (Successor to Company) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(ii) or 11.02 the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Seller, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.01 and 4.02 and the remedies available to the Trust Fund under Section 4.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within three (3) Business Days of the appointment of a successor Servicer the funds in the Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

40.
Section 12.02 (Amendment) is hereby amended by replacing the words “by the Company and the Purchaser by written agreement signed by the Company and the Purchaser” with “by written agreement by the Servicer and the Seller, with the written consent of the Master Servicer and the Trustee”.

41.	Sections 12.03 (Closing) and 12.05 (Closing Documents) shall be inapplicable to this Agreement.

42.	Section 12.06 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

43.	Section 12.12 (Assignment by Purchaser) is hereby deleted in its entirety and replaced with the following:

Acknowledgement. The Servicer hereby acknowledges that the rights of the Seller under the SWSA, as amended by this Agreement, will be assigned to SASCO under their respective Mortgage Loan Sale and Assignment Agreements, and subsequently to the Trust Fund under the Trust Agreement and agrees that the Mortgage Loan Sale and Assignment Agreements and the Trust Agreement will each be an assignment and assumption agreement or other assignment document required pursuant to Sections 2.02 and 12.12 of the SWSA and will constitute an assignment and assumption of the rights of the Seller under the SWSA to SASCO and the Trust Fund, as applicable. In addition, the Trust Fund will make a REMIC election. The Servicer hereby consents to such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

44.	Section 12.11 (No Personal Solicitation) is hereby amended by replacing the words “the Purchaser” with “the Seller” in each instance.

45.
Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

46.
Exhibit C-1 to the SWSA (Custodial Account Certification) is hereby amended by replacing “National City Mortgage Co., in trust for Lehman Brothers Bank, FSB, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2007-FLOW” with “National City Mortgage Co. in trust for the LMT 2007-6 Trust Fund.”

47.
Exhibit C-2 to the SWSA (Custodial Account Letter Agreement) is hereby amended by replacing “National City Mortgage Co., in trust for Lehman Brothers Bank, FSB, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2007-FLOW” with “National City Mortgage Co. in trust for the LMT 2007-6 Trust Fund.”

48.
Exhibit D-1 to the SWSA (Escrow Account Certification) is hereby amended by replacing “National City Mortgage Co., in trust for Lehman Brothers Bank, FSB, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2007-FLOW, and various mortgagors” with “National City Mortgage Co. in trust for the LMT 2007-6 Trust Fund and various mortgagors.”

49.
Exhibit D-2 to the SWSA (Escrow Account Certification) is hereby amended by replacing “National City Mortgage Co., in trust for Lehman Brothers Bank, FSB, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2007-FLOW, and various mortgagors” with “National City Mortgage Co. in trust for the LMT 2007-6 Trust Fund and various mortgagors.”

50.	Exhibit D hereto is added to the SWSA as Exhibit J thereto.

51.	Exhibit E hereto is added to the SWSA as Exhibit K thereto.

52.	Exhibit I (Regulation AB Compliance) is hereby amended as follows:

(a)	Section 1 (Intent of the Parties) is hereby amended as follows:

(i)	by replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(ii)	by replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee and the Master Servicer”;

(iii)	by replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iv)
by replacing the words “the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer to deliver to such party (including any of its assignees or designees)”; and

(v)	by replacing the words “the Purchaser or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer.”

(b)	Section 2 (Additional Representations and Warranties of the Company) is hereby amended as follows:

(i)	by replacing the words “the Purchaser and to any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(ii)	by replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iii)	by replacing the words “the Purchaser or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; and

(iv)	by replacing Section 2(a)(vii) in its entirety with the following:

(vii) there are no affiliations, relationships or transactions relating to a Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto listed on Exhibit K hereto of a type described in Item 1119 of Regulation AB.

(c)	Section 3 (Information to Be Provided by the Company) is hereby amended as follows:

(i)	by replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(ii)	by replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iii)	by replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iv)	by replacing the words “as reasonably identified by the Purchaser” with “as reasonably identified by the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(v)	by replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(vi)	by replacing the words “the Purchaser or the Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(vii)	by replacing the words “the Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(viii)	by replacing the words “the Purchaser or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; and

(ix)	by amending Section 3 (a)(D) to read in its entirety as follows:

(D) as promptly as practicable following notice to the Company, a description of any affiliation or relationship between a Seller or the Servicer, each Third-Party Originator or each Subservicer, as applicable, and any of the parties listed on Exhibit K hereto.

(d)	Section 4 (Servicer Compliance Statement) is hereby amended as follows:

(i)	by replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; and

(ii)	by replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

(e)	Section 5 (Report on Assessment of Compliance and Attestation) is hereby amended as follows:

(i)	the first sentence of subsection (a)(1) is hereby amended as follows:

deliver to the Master Servicer, the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Master Servicer, the Purchaser and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, prior to the closing date of any Securitization Transaction and as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(ii)	by replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iii)	by replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iv)	by replacing the words “the Purchaser, any Depositor and any other Person” with “the Trust Fund, the Depositor, the Trustee, the Master Servicer and any other Person” in each instance; and

(v)	by replacing clause (a)(iii) in its entirety with the following:

(iii) cause (x) each Subservicer and (y) each Subcontractor determined by the Company pursuant to Section 6 of this Regulation AB Compliance Addendum to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”) and for which the Company does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06, to deliver to the Purchaser, the Master Servicer, the Trustee, the Trust Fund and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 5(a); and

(f)	Section 6 (Use of Subservicers and Subcontractors) is hereby amended as follows:

(i)	by replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(ii)	by replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iii)	by replacing clause (b)(iii) with the following:

(iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor for which the Company does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06 identified pursuant to clause (ii) of this paragraph.

(iv)	By replacing the last sentence of the second paragraph of subsection (b) with the following:

The Company shall be responsible for obtaining from each Subcontractor for which the Company does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06 and delivering to the Purchaser, the Master Servicer, the Trustee, the Trust Fund or any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 5 of this Regulation AB Compliance Addendum, in each case as and when required to be delivered.

(v)	by replacing the words “(or any designee of the Depositor, such as a master servicer or administrator)” with “(or any designee of such party)” in each instance; and

(vi)	by replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

(g)	Section 7 (Indemnification; Remedies) is hereby amended as follows:

(i)
subparagraph (a) of such section is hereby amended by (1) replacing the words “the Purchaser, each affiliate of the Purchaser” with “the Trust Fund, the Depositor, the Trustee, the Master Servicer,” and (2) deleting the words “or the Depositor” in its entirety;

(ii)
subparagraph (b)(iii) of such section is hereby amended by (1) replacing the words “the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer,” (2) replacing the words “the Purchaser (or such designee) or such Depositor” with “such party” in each instance and (3) by replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iii)	by replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iv)	by replacing the words “the Purchaser, any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; and

(v)	by replacing the words “the Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(h)	Exhibit A to the Regulation AB Compliance Addendum is hereby replaced with Exhibit F attached to this Agreement.

(i)	Exhibit B to the Regulation AB Compliance Addendum is hereby replaced with Exhibit G attached to this Agreement.

EXHIBIT B

SWSA

B-1

EXHIBIT C

Assignment and Assumption Agreement

C-1

EXHIBIT D

EXHIBIT J

Schedule of Serviced Mortgage Loans

[To be retained in a separate closing binder entitled “LMT 2007-6 Mortgage Loan Schedules” at the Washington, DC offices of McKee Nelson LLP]

D-1

EXHIBIT E

EXHIBIT K

TRANSACTION PARTIES

Depositor: Structured Asset Securities Corporation

Trustee:  U.S. Bank National Association

Securities Administrator: N/A

Master Servicer:  Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer(s): N/A

Interest Rate Swap Counterparty: N/A

Interest Rate Cap Counterparty: Lehman Brothers Special Financing Inc.

Servicer(s): Aurora Loan Services LLC, National City Mortgage Co. and PHH Mortgage Corporation

Primary Originator(s): Sovereign Bank, FSB, National City Mortgage Co. and Lehman Brothers Bank, FSB.

Custodian(s): LaSalle Bank National Association, Wells Fargo Bank, N.A. and U.S. Bank National Association

Sponsor and Seller: Lehman Brothers Holdings, Inc.

E-1

EXHIBIT F

EXHIBIT A

[Date]

FORM OF ANNUAL CERTIFICATION

Re:
The Reconstituted Servicing Agreement dated as of June 1, 2007 (the “Agreement”), by and between Lehman Brothers Holdings Inc. and National City Mortgage Co. (the “Servicer” or “Company”), and acknowledged by Aurora Loan Services LLC (the “Master Servicer”) and U.S. Bank National Association, as Trustee (the “Trustee”).

I, [identify the certifying individual], the [title] of the Servicer, certify to the LMT 2007-6 Trust Fund (the “Trust Fund”), Structured Asset Securities Corporation (the “Depositor), the Trustee [,and] the Master Servicer [and any other person responsible for signing a certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Depositor, the Trust Fund, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were provided, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Trust Fund, the Master Servicer and the Trustee;

F-1

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and each Subcontractor “participating in the servicing function” pursuant to the Agreement, have been provided to the Depositor, the Trust Fund, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Trust Fund, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By:________________________________
Name:
Title:

F-2

EXHIBIT G

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not Applicable
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not Applicable